EXHIBIT 21


                           Subsidiaries of the Company


                                           Percentage        Jurisdiction of
Subsidiaries                                  Owned            Incorporation
------------                                  -----            -------------

American Savings Bank of NJ                   100%             United States

ASB Investment Corp                           100%              New Jersey

American Savings Investment Corp.             100%              New Jersey
(indirect subsidiary, 100% owned
by American Savings Bank of NJ)